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                                                                    EXHIBIT 99.1

Natural Resource Partners L.P. (ticker: NRP, exchange: New York Stock Exchange) News Release - 10/22/2002

NATURAL RESOURCE PARTNERS ELECTS TWO NEW BOARD MEMBERS

HOUSTON, Oct 22, 2002 /PRNewswire-FirstCall via COMTEX/ -- Natural Resource Partners L.P. (NYSE: NRP) announced today the election of David M. Carmichael and Robert B. Karn III to the Board of Directors of GP Natural Resource Partners LLC, its general partner.

Mr. Carmichael is the former Vice Chairman of KN Energy and the former Chairman and Chief Executive Officer of American Oil and Gas Corporation, CARCON Corporation and WellTech, Inc. He currently serves on the Board of Directors of Tom Brown, Inc. and ENSCO International, and as a trustee of the Museum of Fine Arts Houston and the Texas Heart Institute. He has served on numerous boards of both public companies and charitable organizations.

Mr. Karn was the partner in charge of the coal mining practice worldwide for Arthur Andersen from 1981 until his retirement in 1998. He retired as Managing Partner of the St. Louis office Financial and Economic Consulting Practice. Mr. Karn is a Certified Public Accountant, Certified Fraud Examiner and has served as President of numerous civic organizations.

"We are very pleased to have two highly qualified individuals join our Board. Mr. Carmichael, having founded one company and served as Chairman or Vice Chairman of four other companies, brings a wealth of business experience to our Board. In addition, Mr. Karn's 33 years of accounting, audit and consulting experience focused in the coal industry will be invaluable to Natural Resource Partners," said Corbin J. Robertson, Jr., Chairman and CEO.

Natural Resource Partners L.P. also announced the appointment of Kathy E. Hager as Vice President Investor Relations and Charles H. Kerr as Secretary. Ms. Hager joined the partnership in 2002 and has over 12 years of experience in investor relations. Formerly, she was the principal of IR Consulting Associates and spent more than 20 years with Santa Fe Energy Resources, most recently as Vice President Public Affairs. For the past 20 years, Mr. Kerr has worked for Quintana Minerals Corporation, an affiliate of the partnership, where he is currently Vice-President of Land/Legal.

Natural Resource Partners L.P., headquartered in Houston, TX, is a master limited partnership principally engaged in the business of owning and managing coal properties in the three major coal-producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com.

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings.

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SOURCE Natural Resource Partners L.P.
CONTACT: Kathy Hager of Natural Resource Partners L.P., +1-713-751-7555, or khager@nrplp.com

URL:      http://www.nrplp.com
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